EXHIBIT 4(a)

                           CROSSZ SOFTWARE CORPORATION

                              AMENDED AND RESTATED

                             1991 STOCK OPTION PLAN



1.       PURPOSE OF THE PLAN.

                  This 1991 Stock Option Plan (the "Plan") is intended as an incentive, to retain in the employ of and as consultants and advisors to CROSSZ SOFTWARE CORPORATION, (the "Company") and any Subsidiary of the Company, within the meaning of Section 425(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), persons of training, experience and ability, to attract new employees, directors, advisors and consultants whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

                  It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of
Section 422 of the Code (the "Incentive Stock Options") while certain other options granted pursuant to the Plan shall be nonqualified stock options (the "Nonstatutory Stock Options"). Incentive Stock Options and Nonstatutory Stock Options are hereinafter referred to collectively as "Options."

                  The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.


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         2.       ADMINISTRATION OF THE PLAN.

                  The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee") consisting of two or more Non-Employee Directors (as such term is defined in Rule 16b-3), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Stock Options and which shall be Nonstatutory Stock Options. To the extent any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonstatutory Stock Option.


                  Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (1) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights; (2) to determine, upon review of relevant information and in accordance with Section 5 of the Plan, the fair market value of the Common Stock; (3) to determine the exercise price per share of Options or Stock Purchase Rights, to be granted, which exercise price shall be determined in accordance with Section 5 of the Plan; (4) to determine the Employees or Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right; (5) to interpret the Plan;
(6) to prescribe,  amend and rescind rules and regulations relating to the Plan;
(7) to determine the terms and provisions of each Option and Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Stock Purchase Right; (8) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (9) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Board; and (10) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights granted under the Plan.


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                  In the event that for any reason  the  Committee  is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of Options or Stock does not consist of two or more Non-Employee Directors, then any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3.

         3.       DESIGNATION OF OPTIONEES.

                  The persons eligible for participation in the Plan as recipients of Options (the "Optionees") shall include employees, officers and directors of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Stock Options may only be granted to employees of the Company and the Subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee or the Optionee's relationship to the Company, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors that the Committee may consider relevant. An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

         4.       STOCK RESERVED FOR THE PLAN.

                  Subject to adjustment as provided in Section 7 hereof, a total of 1,950,000 shares of the Company's Common Stock (the "Stock") shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may be subject to future Options under the Plan.

         5.       TERMS AND CONDITIONS OF OPTIONS.

                  Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and

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conditions,  not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (a) OPTION PRICE. The purchase price of each share of
Stock purchasable under an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the last trading day prior to the date the Option is granted in the case of an Incentive Stock Option and not less than 85% of the Fair Market Value of such share of Stock on the last trading day prior to the date the Option is granted in the case of a Nonstatutory Stock Option; PROVIDED, HOWEVER, that with respect to an Optionee who, at the time an Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the last trading day prior to the date of grant. The exercise price for each Option shall be subject to adjustment as provided in Section 7 below. Fair Market Value means the closing price of publicly traded shares of Stock on the NASDAQ Small-Cap market, or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under rules and policies of the NASDAQ Small-Cap market, so long as the Common Shares are listed on any such exchange.

                           (b) OPTION  TERM.  The term of each  Incentive  Stock
Option shall be five (5) years from the date of grant thereof or such other term as may be provided in the Stock Option Agreement. The term of each Option that is not an Incentive Stock Option shall be five (5) years from the date or grant thereof or such other term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Employee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary if the Option is an Incentive Stock Option, the term of the Option shall be five
(5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.


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                           (c)  EXERCISABILITY.  Subject to Section 5(j) hereof,
Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.

                           (d) METHOD OF  EXERCISE.  Options to the extent  then
exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised). An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option after (i) the Optionee has given written notice of exercise and has paid in full for such shares and (ii) becomes a stockholder of record with respect thereto.

                           (e)      NON-TRANSFERABILITY OF OPTIONS.  Options are
not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

                           (f) TERMINATION BY DEATH. Unless otherwise determined
by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

                           (g)      TERMINATION BY REASON OF DISABILITY.  Unless
otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option held by such Optionee may thereafter be exercised, to the extent it

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was  exercisable  at the  time  of  termination  due to  Disability  (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 30 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 30 day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

                           (h)      TERMINATION BY REASON OF RETIREMENT.  Unless
otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 30 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 30 day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

                  For purposes of this paragraph (h), Normal Retirement shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65. Early Retirement shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

                           (i) OTHER TERMINATION. Unless otherwise determined by
the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment may be exercised for the lesser of 30 days after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the

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determination  as to  whether  termination  was  for  cause  to be  made  by the
Committee). The transfer of an Optionee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment for purposes of the Plan.

                           (j) LIMIT ON VALUE OF  INCENTIVE  STOCK  OPTION.  The
aggregate Fair Market Value, determined as of the date the Incentive Stock Option is granted, of Stock for which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

                           (k) TRANSFER OF INCENTIVE  STOCK OPTION  SHARES.  The
stock option agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Stock Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Stock Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Stock Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal income tax withholding required by law.

                           (l)  LIMITATION  ON OPTIONS  HELD BY ONE PERSON.  The
aggregate number of shares of Stock subject to options held by any one person shall not exceed that number of shares as equals 5% of the outstanding shares of the Company.

         6.       TERM OF PLAN.

                  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote or the holders of a majority of the outstanding shares or the Company entitled to vote on the adoption of the Plan. It shall continue in effect for a term or ten (10) years unless sooner terminated under Section 14 of the Plan.

         7.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

                  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of

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shares of Common Stock which have been  authorized  for issuance  under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, or repurchase of Shares from a Purchaser upon termination of employment, as well as the Price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities off the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                  In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not-otherwise be exercisable. In the event of a Proposed sale of all or substantially all of the assets or the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

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Capital Change of the Company.

         8.       PURCHASE FOR INVESTMENT.

                  Unless the Options and shares covered by the Plan have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

         9.       TAXES.

                  The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any United States or Canadian taxes or any other tax matters.

         10.      EFFECTIVE DATE OF PLAN.

                  The Plan shall be effective  on the date  specified in Section
6.

         11.      AMENDMENT AND TERMINATION.

                  The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without his consent, and except that no amendment shall be made which, without the approval of the shareholders of the Company would:

                           (a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 7;

                           (b) materially increase the benefits accruing to the Optionees under the Plan;

                           (c)  materially   modify  the   requirements   as  to
         eligibility for participation in the Plan;

                           (d) decrease the exercise price of an Incentive Stock Option to less than 100% of the Fair Market Value per share of Stock on the last trading day prior to the date of grant thereof; or


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                           (e)  extend  the  term  of  any  Option  beyond  that
         provided for in Section 5(b).

                  The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without his consent. The Committee may also substitute new Options for previously granted Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

         12.      GOVERNMENT REGULATIONS.

                  The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges (including the NASDAQ Small-Cap Market, so long as the Common Stock is listed on any such exchange) as may be required.

         13.      GENERAL PROVISIONS.

                           (a)  CERTIFICATES.  All  certificates  for  shares of
Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal, provincial or state securities law, any stock exchange upon which the Stock is then listed and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                           (b)  EMPLOYMENT  MATTERS.  The  adoption  of the Plan
shall not confer upon any Optionee of the Company or any Subsidiary, any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

                           (c)  LIMITATION OF LIABILITY.  No member of the Board
or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally

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liable for any action,  determination,  or interpretation  taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                           (d)      REGISTRATION OF STOCK.  Notwithstanding any
other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States or exempt from the prospectus and registration requirements under applicable provincial legislation. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws or the laws of any province in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option however, the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions to the Company's transfer agents.

         14. DEFINITIONS. As used above, the following definitions shall apply:


                  "BOARD" shall mean the Board of Directors of the Company.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" shall mean the Common stock of the Company.

                  "COMPANY" shall mean CrossZ Software Corporation, a Delaware corporation.

                  "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with Section 2 of the Plan, if one is appointed.


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                  "CONSULTANT"  shall  mean any  person  who is  engaged  by the
Company or any subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are to be compensated for their services or are paid only a director's fee by the Company.

                  "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option.

                  "OPTION" shall mean a stock option granted pursuant to the Plan.

                  "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

                  "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

                  "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  "PLAN" shall mean this 1991 Incentive Stock Plan.

                  "PURCHASER" shall mean an Employee or Consultant who exercises a Stock Purchase Right.


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
                  "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  "STOCK PURCHASE RIGHT" shall mean a right to purchase Common Stock pursuant to the Plan or the right to receive a bonus of Common Stock for past services.

                  "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.




                                            CROSSZ SOFTWARE CORPORATION

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